As filed with the Securities and Exchange Commission on February 22, 2022
                                            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
CHEGG, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3237489
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3990 Freedom Circle
Santa Clara, CA 95054
(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Plan
2013 Employee Stock Purchase Plan
(Full Title of the Plans)
______________________

Dan Rosensweig
President, Chief Executive Officer and Co-Chairperson
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
(Name and Address of Agent for Service)
(408) 855-5700
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David A. Bell, Esq. Katherine K. Duncan, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500		Woodie Dixon Jr., Esq. Chegg, Inc. 3990 Freedom Circle Santa Clara, CA 95054 (408) 855-5700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "SEC") to register an additional 6,847,597 shares of common stock under the Registrant’s 2013 Equity Incentive Plan and an additional 1,369,519 shares of common stock under its 2013 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s earlier Registration Statements on Form S-8 filed with the SEC on November 14, 2013 (Registration No. 333-192332), March 6, 2014 (Registration No. 333-194365), March 6, 2015 (Registration No. 333-202571), March 4, 2016 (Registration No. 333-209945), February 23, 2017 (Registration No. 333-216185), February 26, 2018 (Registration No. 333-223227), February 25, 2019 (Registration No. 333-229854), February 20, 2020 (Registration No. 333-236540), and February 22, 2021 (Registration No. 333-253350) to the extent not superseded hereby.

PART II
Information Required in the Registration Statement
Item 8.Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2013 Equity Incentive Plan	S-1/A	333-190616	10.04	October 25, 2013
99.2	2013 Employee Stock Purchase Plan	S-1	333-190616	10.05	August 14, 2013
107	Calculation of Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 22nd day of February, 2022.

Chegg, Inc.
By:	/S/ DAN ROSENSWEIG
Dan Rosensweig
President, Chief Executive Officer and Co-Chairperson

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dan Rosensweig, President, Chief Executive Officer and Co-Chairperson, Andrew Brown, Chief Financial Officer, and Woodie Dixon Jr., General Counsel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/S/ DAN ROSENSWEIG	President, Chief Executive Officer and Co-Chairperson	February 22, 2022
Dan Rosensweig	(Principal Executive Officer)

/S/ ANDREW BROWN	Chief Financial Officer	February 22, 2022
Andrew Brown	(Principal Financial Officer)

/S/ DAVID LONGO	Vice President, Chief Accounting Officer, Corporate Controller, and Assistant Treasurer	February 22, 2022
David Longo	(Principal Accounting Officer)

/S/ SARAH BOND	Director	February 22, 2022
Sarah Bond

/S/ RENEE BUDIG	Director	February 22, 2022
Renee Budig

/S/ PAUL LEBLANC	Director	February 22, 2022
Paul LeBlanc

/S/ MARNE LEVINE	Director	February 22, 2022
Marne Levine

/S/ MARCELA MARTIN	Director	February 22, 2022
Marcela Martin

/S/ RICHARD SARNOFF	Director and Co-Chairperson	February 22, 2022
Richard Sarnoff

/S/ TED SCHLEIN	Director	February 22, 2022
Ted Schlein

/S/ MELANIE WHELAN	Director	February 22, 2022
Melanie Whelan

/S/ JOHN YORK	Director	February 22, 2022
John York